Exhibit 4.10

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                        National RMBS Trust 200[ ]-[ ]
                        Offer to Sell

Date:                   [                     ]

By:                     NATIONAL AUSTRALIA BANK LIMITED
                        (ABN 12 004 044 937) having its registered office at Level 24, 500 Bourke Street,
                        Melbourne Vic 3000 ("Seller")

In favour of: [NAME AND ABN OF ISSUER TRUSTEE] of [address of the Issuer Trustee] in its capacity as trustee of the National RMBS
                        Trust 200[ ]-[ ] ("Issuer Trustee")

1        Definitions and interpretation
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Definitions
                1.1 The following words have these meanings in this offer unless the contrary intention appears:

                        Acceptance Date means the Closing Date.

                        Agreement means the agreement created if and when this offer is accepted.

                        Definitions Schedule means the deed called "National
                        RMBS Trusts Definitions Schedule" dated [        ]
                        and made between the companies described in Schedule 1 to that deed (as amended from time to time).

                        Maturity Date means, in respect of a Mortgage Loan, the date specified against that Mortgage Loan in the Annexure to this offer.

                        Purchase Price means an amount equal to the aggregate Outstanding Principal Balance of the Housing Loans comprising part of the Mortgage Loans being sold.

                        Sale Agreement means the Sale Agreement between the Seller and the Issuer Trustee dated on or about the date of this offer.

                        Supplemental Deed means the deed called "National RMBS Trust 200[ ]-[ ] Supplemental Deed" dated on or about the date of this offer and made between (among others) the Seller and the Issuer Trustee.

Interpretation
                1.2 Except to the extent to which words and phrases are otherwise defined in this offer, words and phrases defined in the Supplemental Deed or, if not defined in that deed the Definitions Schedule shall bear the same meaning in this offer. For the avoidance of doubt, in the event of any inconsistency between a definition in this offer and a definition in the



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                        Supplemental Deed or the Definitions Schedule, the
                        definitions in this offer will prevail. Any amendment to the Definitions Schedule will only apply to this offer if made in accordance with the Master Trust Deed.

                1.3 Clauses 1.2 to 1.5 (inclusive) of the Definitions Schedule are incorporated into this offer as if those clauses were set out in full with references to "deed" being construed as references to "offer".

2        Offer to sell and acceptance of offer
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Offer
                2.1 The Seller offers to sell to the Issuer Trustee the Seller's rights, title and interest in, to and under the Mortgage Loans identified in the Annexure and the related items referred to in clause 2.4 of the Sale Agreement.

Acceptance
                2.2 The Issuer Trustee can accept this offer by paying the Purchase Price to the account nominated by the Seller in immediately available funds by not later
                        than [       ] on the Acceptance Date and in no
                        other way.

Transfer of title
                2.3 Upon acceptance made in accordance with clause 2.2, and without any further act or instrument by the parties, the Seller's entire right, title and interest in, to and under those items described in clause 2.1 above will be transferred and assigned in equity to the Issuer Trustee.

Transfer in equity only
                2.4 Any sale, transfer and assignment of the items described in clause 2.1 above by the Seller to the Issuer Trustee under this offer is in equity only, unless and until the Issuer Trustee takes the actions in respect of the items described in clause 2.1 above in accordance with clause 6.2 of the Sale Agreement.

Agreement
                2.5 Any acceptance by the Issuer Trustee of the offer by the Seller in accordance with this clause 2 will immediately create a legal, valid and binding agreement between the Seller and the Issuer Trustee on the terms and conditions set out in this offer and in the Sale Agreement.

Sale not to amount to assumption of obligations

                2.6 The sale of the items described in clause 2.1 above to the Issuer Trustee as contemplated by this offer and the Sale Agreement does not constitute an assumption by the Issuer Trustee of any obligation or liability of the Seller or of any other person in relation to any Mortgage Loan.

3        Miscellaneous
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Waiver and variation
                3.1 A provision of or a right created under this offer may not be waived or varied except in writing signed by the party or parties to be bound.



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Supervening legislation
                3.2 Any present or future legislation which operates to vary the obligations of the Seller in connection with this offer under or pursuant to this offer with the result that the Issuer Trustee's rights, powers or remedies are adversely affected (including, without limitation, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

Remedies cumulative
                3.3 The rights, powers and remedies provided in this offer are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this offer.

4         Governing law, jurisdiction and service of process
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Governing law
                4.1 This offer is governed by the law in force in the Australian Capital Territory and the rights, liabilities and obligations of the Seller and the Issuer Trustee are governed by the laws in force in the Australian Capital Territory.

Jurisdiction
                4.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Australian Capital Territory and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

Service of process
                4.3 Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 9 of the Sale Agreement.



SIGNED as an offer by the Seller.



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Execution page
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SIGNED by [        ]            )
as attorney for NATIONAL        )
AUSTRALIA BANK LIMITED under    )
power of attorney dated         )
                                )
in the presence of:             )
                                )
............................     )
Signature of witness            )
                                )
............................     )
Name of witness (block letters) )
                                )
............................     )
Address of witness              )       ....................................
                                )       By executing this offer the attorney
............................     )       states that the attorney has received
Occupation of witness           )       no notice of revocation of the power
                                )       of attorney





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Annexure                Mortgage Loans (see clause 2.1)
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               ------------------------------------------------
                                    Dated






                              National RMBS Trust
                                  200[ ]-[ ]
                                 Offer to Sell

                        National Australia Bank Limited
                                  ("Seller")









                           Mallesons Stephen Jaques
                                  Solicitors

                            Governor Phillip Tower
                                1 Farrer Place
                                Sydney NSW 2000
                          Telephone (61 2) 9296 2000
                             Fax (61 2) 9296 3999
                                 DX 113 Sydney
                                 Ref: AAV/SRF



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                                                                             1
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Contents                Offer to Sell
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                        1    Definitions and interpretation                 1

                             Definitions                                    1
                             Interpretation                                 1

                        2    Offer to sell and acceptance of offer          2

                             Offer                                          2
                             Acceptance                                     2
                             Transfer of title                              2
                             Transfer in equity only                        2
                             Agreement                                      2
                             Sale not to amount to assumption of
                                obligations                                 2

                        3    Miscellaneous                                  2

                             Waiver and variation                           2
                             Supervening legislation                        3
                             Remedies cumulative                            3

                        4    Governing law, jurisdiction and
                                service of process                          3

                             Governing law                                  3
                             Jurisdiction                                   3
                             Service of process                             3

                        Annexure    Mortgage Loans (see clause 2.1)         5